                                                                   Exhibit 10.19

                                GENERAL RELEASE

     This General Release (the "Agreement"), is entered into by Michael Edwards ("EMPLOYEE") and West Marine Products, Inc. (the "COMPANY") and shall become effective upon its signature by both parties and the expiration of the seven (7) day revocation period referred to in Section 8 hereof (the "EFFECTIVE DATE").

     WHEREAS, EMPLOYEE was employed by the COMPANY in Watsonville, Santa Cruz County, California, commencing July 13, 1999;

     WHEREAS, certain disputes have arisen between EMPLOYEE and the COMPANY concerning EMPLOYEE's employment and both EMPLOYEE and the COMPANY now desire to settle, fully and finally, any and all disputes between them;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the COMPANY and EMPLOYEE agree as follows:

          1. Consideration. In consideration of the execution of this Agreement and the releases, promises, representations, and warranties included herein, the parties agree as follows:

              (a) EMPLOYEE shall resign his employment with the COMPANY effective March 15, 2001. EMPLOYEE understands and agrees that all salary and benefits will cease as of that date,

              (b) The COMPANY shall pay to EMPLOYEE following the Effective Date of this Agreement, and at the times of its regular payroll, an amount equivalent to the salary EMPLOYEE received each pay period while employed at the COMPANY, with appropriate federal and state withholding amounts deducted therefrom. In no event shall EMPLOYEE receive more than twelve months salary equivalent, that is, a gross maximum before withholding deductions of $305,000. Health insurance benefits (medical, dental and mental health) and life insurance benefits with the same coverage provided to EMPLOYEE prior to termination, and in all other respects significantly comparable to those in place immediately prior to the termination, will be provided at the Company's cost (less any portion of such costs paid by EMPLOYEE immediately prior to termination) during the salary payment period as defined above.


          2. Payment of salary. The parties acknowledge and agree that at the time of termination of EMPLOYEE's employment with the COMPANY, all salary and accrued vacation will be paid to EMPLOYEE. In light of the payment by COMPANY of all wages due, or to become due to EMPLOYEE, the parties acknowledge and agree that California Labor Code section 206.5 is not applicable to the parties here. Said section provides in pertinent part:

          No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

          3. General release. EMPLOYEE on behalf of his heirs, family members, estate, executors, administrators, assigns, servants, employers, agents, representatives, insurers, attorneys, predecessors, and successors hereby forever releases and fully discharges the COMPANY and the COMPANY's servants, stockholders, investors, principals, partners, employees, employers, directors, officers, parents, subsidiaries, affiliates, agents, assigns, representatives, insurers, attorneys, predecessors, and successors, and their heirs, estates, executors, administrators, assigns, agents, representatives, insurers, and attorneys, from any and all claims, actions, judgments, obligations, damages, demands, debts, liabilities, and causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

              (a) any and all claims relating to or arising from EMPLOYEE's employment with the COMPANY, and the termination of that employment;

              (b) any and all claims for wrongful termination, sexual harassment, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, promissory estoppel, negligence, misrepresentation, interference with contract or prospective economic advantage, unfair business practices, defamation, invasion of privacy, personal injury, assault, battery, infliction of emotional distress, termination in violation of public policy, false imprisonment, and conversion;

              (c) any and all claims for violation of any California or federal equal employment opportunity laws or regulations, or federal and state labor statutes and regulations, including but not limited to, California's Workers' Compensation Act, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, California Labor Code Sections 201 et seq., 970 et seq., and 1197.5; Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the California Labor Code, and the Fair Labor Standards Act;

              (d) any and all claims for violation of the federal or any state constitution; and

              (e) any and all claims for attorneys' fees and costs.

          4. Waiver of Civil Code Section 1542. EMPLOYEE represents that he is not aware of any claim by him other than the claims that are released by this Agreement. EMPLOYEE waives any and all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California and any similar law of any state or territory of the United States or other jurisdiction. This section provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     EMPLOYEE understands and acknowledges that even if he should eventually suffer additional damages arising out of the matters herein released, he will not be able to make any claims for those damages.

          5. No admissions. The parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made; (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

          6. No prior assignment; indemnity. EMPLOYEE represents and warrants that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claim or other matter herein released. In the event that he shall have assigned or transferred, or purported to assign or transfer, any claim or the matter herein released, he shall indemnify the COMPANY and hold it harmless from and against any loss, cost, claim or expense including but not limited to all costs related to the defense of any action including reasonable attorneys' fees based upon, arising out of or incurred as a result of any such claim, assignment or transfer.

          7. Confidentiality. The parties agree to maintain the fact of this Agreement and its terms as confidential except as to EMPLOYEE's spouse and to COMPANY's management; that they will respond to any inquiry about the terms of EMPLOYEE's departure from the COMPANY by saying nothing more than "no comment"; and that they will not henceforth disclose these terms to anyone other than their attorneys and their financial/tax assistants as necessary to report and account properly for the payment provided for herein, or as required by law or court process or to enforce this Agreement.

          8. Acknowledgment of waiver of claims under ADEA. EMPLOYEE acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. EMPLOYEE and the COMPANY agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-
                 -----
one (21) days within which to consider this Agreement before executing it; (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

          9. Non-disparagement. EMPLOYEE agrees that he will not disparage the COMPANY or its employees, officers or directors in their personal or business reputations. The COMPANY agrees that it will not disparage EMPLOYEE in his personal or business reputation.

          10. Confidentiality obligations. EMPLOYEE acknowledges having had access to trade secrets and proprietary and confidential information of the
COMPANY.   EMPLOYEE certifies that he has complied with and will continue to comply with all of the terms of the Employee Agreement Regarding Confidentiality and Non-Competition which he signed with the COMPANY. EMPLOYEE agrees to preserve as confidential all trade secret and proprietary and confidential information pertaining to the COMPANY, as such obligations are described in the Employee Agreement Regarding Confidentiality and Non-Competition.

          11. Non-solicitation. EMPLOYEE agrees that for one year following his employment with the COMPANY, he will not encourage or solicit any employee or consultant of the COMPANY to terminate their relationship with the COMPANY for any or no reason. Further, for that same period of one year after his employment with the COMPANY, he will not solicit any "customer" or "candidate" of the COMPANY to place their business with any competitor to the business of the COMPANY, as such business existed at the time of EMPLOYEE's employment with the COMPANY. "Candidate" as used in this paragraph is defined as candidates for employment placement whose identity became known to EMPLOYEE while he was employed with the COMPANY.

          12. Return of COMPANY property. EMPLOYEE agrees that upon his departure from the COMPANY he will have returned any documents containing or disclosing the COMPANY's trade secrets or proprietary or confidential information, and copies thereof, and all other materials, equipment or other property belonging to the COMPANY.

          13. Costs. The parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement and in connection with EMPLOYEE's claims.

          14. Authority. The COMPANY represents and warrants that the undersigned has the authority to act on behalf of the COMPANY and to bind the COMPANY and all who may claim through it to the terms of this Agreement. EMPLOYEE represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through his to bind his to the terms and conditions of this Agreement.

          15. Entire agreement. This Agreement contains the entire agreement between the parties pertaining to the subject matter contained in it and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations, and understandings. The parties, and each of them, understand that this Agreement is made without reliance upon any inducement, statement, promise, or representation other than those contained within this Agreement .

          16. Attorneys' fees. If any legal or equitable action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to a reasonable sum for attorneys' fees and costs which are reasonably incurred and paid in addition to any other relief to which such party may be entitled.

          17. Governing law. This Agreement shall be construed under and governed by the laws of the State of California.

     This Agreement shall be deemed to have been entered into in Santa Cruz County, California and all questions of validity, interpretation or performance of any of its terms or of any rights or obligations of the parties to this Agreement shall be governed by California law. If any legal or equitable action is necessary to enforce the terms of this Agreement, such action shall be brought in the State of California.

          18. Severability. If any provisions of this Agreement or the application thereof to any person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

          19. Voluntary execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

              (a) They have had a reasonable time within which to consider whether to sign this Agreement;

              (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

              (c) They have read and understand the terms and consequences of this Agreement and of the releases it contains;

              (d) They are fully aware of the legal and binding effect of this Agreement.



DATED:  January 22, 2001           /s/ Michael Edwards
                                   ---------------------


                                   West Marine Products, Inc.


DATED:  January 22, 2001           /s/ John Edmondson
                                   --------------------
                                   By: John Edmondson
                                   Its: CEO & President